Exhibit 99.1

FiEE, Inc. Acquires Japanese Firm to Bolster Tech Capabilities and Global Footprint

Hong Kong, 2 December 2025 — FiEE, Inc. (NASDAQ:FIEE) (“FiEE” or the “Company”), a technology company integrating IoT, connectivity and AI to redefine brand management solutions in the digital era, is pleased to announce that on November 27, 2025, the Company signed a share purchase agreement and technology transfer agreement to acquire 100% of the outstanding equity interests and all of the assets, including software copyrights and patents of the Japanese company, Houren-Geiju Kabushikikaisha (“Houren-Geiju”), for an aggregate purchase price of $3.5 million (the “Transactions”). The Transactions closed on November 30, 2025. The Company believes that the Transactions will significantly bolster the Company’s technological capabilities and further optimize its offering of a comprehensive brand management solution for its customers.

Houren-Geiju is a Japanese technology company specializing in digital authentication services for art collections, leveraging artificial intelligence and blockchain technology to provide both individual and corporate clients low-cost, reliable artwork authentication, certification, and display services. For corporate clients, it provides micro identification, AI image recognition, blockchain certification, and digital passport generation services. For individual clients, Houren-Geiju enables users to complete self-service authentication, uploading and display through mobile phones, gradually forming a “trust-based collection social network.” Currently, Houren-Geiju has five software copyrights and eight software innovations in the process of application for patents.

Following the Transactions, FiEE aims to increase the application of AI and blockchain authentication technologies in its customized software R&D services and MCN digital services, thereby expanding its service offerings to blockchain authentication. FiEE believes that its customer base will further expand, leading to its long-term goal of establishing a global community of Key Opinion Leaders throughout the digital content lifecycle.

Rafael Li, Chief Executive Officer of FiEE, commented, “We are thrilled to integrate Houren-Geiju's cutting-edge authentication and blockchain technologies into our business, thereby broadening our revenue streams, optimising our brand solutions, and having the potential to reach extensive high-quality customers. Looking ahead, we will continue to tap into new customer segments while actively seeking high-quality project opportunities, steadily advancing our sustainable and diversified growth and strengthening engagement across our entire To-B and To-C ecosystem.”

About FiEE, Inc.

FiEE, Inc. (NASDAQ:FIEE), formerly Minim, Inc., was founded in 1977. It has a historical track record of delivering comprehensive WiFi/Software as a Service platform in the market. After years of development, it made the strategic decision to transition to a Software First Model in 2024 to expand its technology portfolio and revenue streams. In 2025, FiEE, Inc. rebranded itself as a technology company leveraging its expertise in IoT, connectivity, and AI to explore new business prospects and extend its global footprint.

FiEE, Inc.’s services are structured into four key categories: Cloud-Managed Connectivity (WiFi) Platform, IoT Hardware Sales & Licensing, SAAS Solutions, and Professional To-C and To-B Services & Support. Notably, FiEE, Inc. has introduced its innovative Software as a Service solutions, which integrate its AI and data analytics capabilities into content creation and brand management. This initiative has led to the nurturing of a robust pool of KOLs on major social media platforms worldwide, assisting them in developing, managing, and optimizing their digital presence across global platforms. FiEE, Inc.’s services include customized graphics and posts, short videos, and editorial calendars tailored to align with brand objectives.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding the Transactions; the expected success of the Company’s integration of Houren-Geiju’s business into FiEE’s business; the Company’s business strategy, including its strategic transformation; and the Company’s ability to drive long-term growth and shareholder value. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the Company to maintain compliance with the Nasdaq continued listing standards; the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2024 and elsewhere in the Company’s subsequent reports on Form 10-Q or Form 8-K filed with the U.S. Securities and Exchange Commission from time to time and available at www.sec.gov.

Media

fiee@dlkadvisory.com

Source: FiEE, Inc.